Exhibit 99.9

OPTION AGREEMENT

“THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS OPTION MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS OPTION (OR TO THE EXTENT EXERCISABLE, THE SHARES RECEIVED UPON EXERCISE OF THIS OPTION) HAS BECOME EFFECTIVE UNDER SAID ACT; AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR THE GRANTOR OF THIS OPTION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE GRANTOR OF THIS OPTION, THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO SUCH PROPOSED DISPOSITION THEREOF, AND THAT SUCH DISPOSITION WILL NOT CAUSE THE LOSS OF THE EXEMPTION UPON WHICH THE GRANTOR OF THIS OPTION RELIED IN ISSUING THIS OPTION TO THE ORIGINAL OWNER THEREOF.

OPTION
to Purchase the Grantor’s present right to receive a Trust Certificate, and the right to receive any Preferred Stock delivered upon
the termination of the MGP Ingredients, Inc. Voting Trust
of MGP Ingredients, a Kansas corporation

FOR $100 in cash or by check and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Foundation of the Atchison Family of YMCA (successor-in-interest to the Young Men’s Christian Association of Atchison, Kansas; “Grantor”) hereby grants to Karen L. Seaberg or her permitted assigns (such holder or holders of this Option (as defined below) are hereinafter referred to as “Optionholder”) an irrevocable and exclusive option to purchase, on the Exercise Date (as defined below), (i) the Grantor’s present right to receive, and beneficial ownership of, the Trust Certificate to be issued to Grantor by the MGP Ingredients, Inc. Voting Trust (“Voting Trust”), under the Voting Trust Agreement entered into on November 16, 2005, as amended by a First Amendment dated August 10, 2010 and a Second Amendment entered into on June 27, 2013 (the “Voting Trust Agreement”) (“Trust Certificate”), and (ii) all of Grantor’s right to receive, and beneficial ownership of, one hundred eleven (111) shares of Preferred Stock, par value Ten Dollars ($10.00) per share (“Preferred Stock”) of MGP Ingredients, Inc., a Kansas corporation (the “Company”) that would be transferred and delivered to the Grantor upon the termination of the Voting Trust (the “Option Shares”), in each case, according to the terms of this Option Agreement (the “Agreement”).

SECTION 1

EXERCISE OF OPTION

1.1.                            Term.  This Option shall be exercisable on or at any time prior to the date which is three (3) years after the date Grantor executes this Option Agreement.

1.2.                            Method of Exercise.  To exercise the Option in whole, but not in part, the Optionholder shall deliver (the date of such delivery being the “Exercise Date”) to Grantor, (i) a duly executed written notice, in substantially the form of the Notice of Exercise attached hereto as Exhibit 1, (ii) payment of the Exercise Price (as defined in Section 3 below) in cash or by check, and (iii) this Option Agreement.  The Grantor shall as promptly as practicable, and in any event within two (2) business days after receipt of such notice, cause to be executed and delivered, in accordance with such notice, a new Trust Certificate, along with a duly executed consent to termination of the Voting Trust, in substantially the form of the Termination Consent attached hereto as Exhibit 2.  The Trust Certificate so delivered shall be issued in the name of the Optionholder or such other name as shall be designated by the Optionholder, as of the Exercise Date.

SECTION 2

RESTRICTIONS ON EXERCISE AND TRANSFER; LEGEND; OWNERSHIP

2.1.                            Transfer.  The Optionholder shall not have the right to sell, hypothecate, pledge, donate, dispose of, or otherwise transfer (collectively referred to hereinafter as a “Transfer”) this Option or the right to receive, and beneficial ownership of, the Trust Certificate or the Option Shares at any time, except as provided in this Section 2.

2.2.                            Restrictions Under Securities Act.  Neither this Option nor the right to receive, and beneficial ownership of, the Trust Certificate or the Option Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of the any state, but transfer thereof may be made by the Optionholder to her assigns, provided that she furnishes an opinion of counsel to the Trustees of the Voting Trust that such transfer is permitted under the federal securities laws and applicable state securities laws without registration thereunder.

SECTION 3

EXERCISE PRICE

Exercise Price.  Upon the exercise of this Option, Optionholder shall pay an aggregate exercise price for the right to receive, and beneficial ownership of, the Trust Certificate, and all, but not less than all, of the Grantor’s right to receive, and beneficial ownership of, Option Shares being purchased for a total price of One Thousand One Hundred Ten Dollars ($1,110) (the “Exercise Price”).

SECTION 4

NOTICE

Any notice or other document required or permitted to be given or delivered to the Optionholder shall be delivered at, or sent by certified or registered mail (return receipt requested) to such holder at the last address provided to the Grantor.  Any notice or other document required or permitted to be given or delivered to holders of record of outstanding

Option Shares shall be delivered at, or sent by certified or registered mail to, each such Optionholder at such Optionholder’s address as provided in writing to the Grantor.  Any notice or other document required or permitted to be given or delivered to the Grantor shall be delivered at, or sent by certified or registered mail to, the address as provided in writing by the Grantor to the Optionholder. Notices shall be deemed to have been received on the date of actual receipt which, in the case of mailing, shall be the date of receipt shown on the return receipt.

SECTION 5

LIMITATIONS OF LIABILITY

No provision hereof, in the absence of affirmative action by the holder hereof to purchase the right to receive, beneficial ownership of, a Trust Certificate and Option Shares, and no mere enumeration herein of the rights or privileges of the Optionholder hereof, shall give rise to any liability of such holder for the purchase price of the right to receive, and beneficial ownership of, the Trust Certificate or any Option Shares or as a shareholder of the Company, whether such liability is asserted by Grantor or Company, or by creditors of Grantor or Company.

SECTION 6

REPRESENTATIONS; ACKNOWLEDGEMENTS

6.1.                            Grantor has received and carefully reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2012 and all of the Company’s subsequent public filings with the Securities and Exchange Commission, other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to enter into this Agreement.

6.2.                            Grantor acknowledges that no independent valuation has been completed or undertaken regarding the value of the Trust Certificate or the Option Shares, of which the right to receive and beneficial ownership thereof are the subject of this Option Agreement and (ii) that the Exercise Price was determined by the Optionholder solely based on the par value of Ten Dollars ($10.00) per share of the Preferred Stock, of which the right to receive and beneficial ownership thereof are the subject of this Option Agreement.

6.3.                            Grantor has made its own decision to enter into this Agreement based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. Grantor has made its own decision concerning this Agreement without reliance on any representation or warranty of, or advice from, the Optionholder.

SECTION 7

GENERAL PROVISIONS

7.1.                            Amendment.  This Option may be amended only by agreement signed by both the Grantor and the Optionholder.

7.2.                            Successors and Assigns.  This Option shall be binding upon and inure to the benefit of the Grantor and his successors and assigns and the Optionholder and its or his permitted successors and assigns.

7.3.                            Captions.  The captions used in this Option are for convenience only and do not constitute a part of this Option or such Exhibits.

7.4.                            Complete Agreement.  This Option contain the complete agreement between the parties relating to the matters referred to herein and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

7.5.                            Choice of Law.  All questions concerning the construction, validity and interpretation of this Option and the Exhibits hereto shall be governed by the laws of the State of Kansas.

IN WITNESS WHEREOF, the Grantor and Optionholder have executed this Option Agreement this 23rd day of September, 2013.

GRANTOR:

The Foundation of the Atchison Family of YMCA (successor-in-interest to the Young Men’s Christian Association of Atchison, Kansas)

By:	/s/ James L. Taylor
	Name:	James L. Taylor
	Title:	Board of Trustees, Chairman

OPTIONHOLDER:

/s/ Karen L. Seaberg
Karen L. Seaberg

EXHIBIT 1

Notice of Exercise

The undersigned hereby exercises the option to purchase the Grantor’s present right to receive, and beneficial ownership of, a Trust Certificate, and the Grantor’s right to receive, and beneficial ownership of, Option Shares, upon the terms and subject to the terms and conditions of the attached Option Agreement, receipt of which is hereby acknowledged.

Aggregate Exercise Price:  $1,110

By:
Name: Karen L. Seaberg

EXHIBIT 2

Termination Consent

The undersigned hereby consents to, authorizes and ratifies any actions taken, or to be taken, by the certain trustees and/or beneficiaries of the MGP Ingredients, Inc. Voting Trust (the “Voting Trust”), pursuant to the Voting Trust Agreement entered into on November 16, 2005, as amended by a First Amendment dated August 10, 2010 and a Second Amendment entered into on June 27, 2013, in order to terminate the Voting Trust and to cause the transfer and delivery of all of the preferred stock, par value Ten Dollars ($10.00) per share, issued by MGP Ingredients, Inc., a Kansas corporation, held by the Voting Trust, upon termination of the Voting Trust, to the registered owners of the Trust Certificates in the respective amounts owed to such registered owners.

The Foundation of the Atchison Family of YMCA (successor-in-interest to the Young Men’s Christian Association of Atchison, Kansas)

By:
Name:
Title: